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                                                        Exhibit 10.22

                         ANGELICA CORPORATION
                   FORM 10-K FOR FISCAL YEAR ENDED
                           JANUARY 31, 1998

                               SCHEDULE

The indemnification agreements presently in effect between the Company and its Directors and executive officers as of various dates are substantially identical in all material respects. This schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of identifying the Directors and executive officers executing such agreements:

Name                                        Title
----                                        -----
David A. Abrahamson                         Director

Susan S. Elliott                            Director

Earle H. Harbison, Jr.                      Director

Don W. Hubble                               Chairman, President and Chief
                                            Executive Officer

L. F. Loewe                                 Director

Charles W. Mueller                          Director

William A. Peck, M.D.                       Director

William P. Stiritz                          Director

H. Edwin Trusheim                           Director

T. M. Armstrong                             Sr. Vice President-Finance and
                                            Administration

Michael E. Burnham                          Vice President

Thomas M. Degnan                            Treasurer

L. Linden Mann                              Controller and Assistant
                                            Secretary

Alan D. Wilson                              Vice President

Jill Witter                                 Vice President, General Counsel
                                            & Secretary

Lawrence J. Young                           Executive Vice President



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                        INDEMNIFICATION AGREEMENT
                        -------------------------

            THIS AGREEMENT, is made and entered into as of the ----- day of -----------, 199--, by and between ANGELICA CORPORATION, a Missouri corporation ("Company"), and ------------------------ ("Indemnified Person").

                          W I T N E S S E T H:
                          --------------------

            WHEREAS, Indemnified Person is a member of the Board of Directors and/or an officer of Company and in such capacity is performing a valuable service for Company; and

            WHEREAS, Company presently maintains a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), insuring against certain liabilities which may be incurred by its directors and officers in the performance of their services for the Company; and

            WHEREAS, the cost of such insurance is increasing substantially and the coverage of such insurance is decreasing, and Company deems it desirable, with the consent and approval of its stockholders, to enter into agreements with the Directors and Officers to provide to them broader indemnities and greater protection against liabilities incurred by them on account of their services for the Company;

            NOW, THEREFORE, in consideration of the continued service of Indemnified Person as a Director and/or officer after the date hereof, the parties hereto agree as follows:

            1.    Indemnity
                  ---------

                  1.1. Company shall indemnify and hold Indemnified Person harmless to the full extent authorized or permitted by the provisions of The General and Business Corporation Law of Missouri, as in effect at the date of this Agreement, or by any amendment thereof or any other statutory provisions authorizing or permitting such indemnification which may be adopted after the date hereof.

                  1.2.  Without limiting the indemnity provided under Section
1.1 hereof, and subject only to the limitations set forth in Section 4 hereof, if Indemnified Person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, or whether an action by a third party or by or in the right of Company) by reason of the fact that Indemnified Person is or was a director or officer of Company (or, if his service is or was at the request of Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), then Company shall indemnify Indemnified Person against expenses (including attorney's


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fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnified Person in connection with such action, suit or proceeding.

                  1.3. The costs and expenses incurred by Indemnified Person in connection with any proceedings described in this Section 1 shall be paid by Company in advance of the final disposition of such proceeding with the understanding and agreement hereby made and entered into by Indemnified Person that Indemnified Person shall repay to Company such amount, or the appropriate portion thereof, so paid or advanced if it shall ultimately be determined that Indemnified Person was not entitled to be indemnified by Company hereunder.

                  1.4. If Indemnified Person is deceased and is or was entitled to indemnification under any provision of this Agreement, such indemnification shall continue and shall inure to the benefit of the heirs, executors and administrators of Indemnified Person.

            2.    Maintenance of Insurance
                  ------------------------

                  2.1. Company has in force and effect D & O Insurance which provides insurance protection to its directors and officers against certain liabilities which may be incurred by them on account of services for Company. Company may, but shall not be required to, continue all or any part of said insurance coverage in effect. If such insurance coverage shall be maintained by Company, such insurance, to the extent of the coverage provided thereby, shall be primary and Company's agreement of indemnity hereunder shall be effective only to the extent that the Indemnified Person is not reimbursed pursuant to such insurance coverage, and if Company shall have advanced any amount to or for Indemnified Person which is later recovered by Indemnified Person under such insurance coverage, Indemnified Person shall repay such recovered amount to Company. If such insurance shall not be maintained by Company, Indemnified Person shall be indemnified fully by Company in accordance with the provisions of Section 1 of this Agreement.

            3.    Determination of Right to Indemnification
                  -----------------------------------------

                  3.1. The indemnification under Section 1 hereof shall be made by the Company unless a determination is reasonably and promptly made that indemnification is not proper in the circumstances because of the limitations set forth in Section 4 hereof. Any such determination shall be made (unless ordered by a court) by the Board of Directors of Company, by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding.

                  3.2. In the event that a quorum of directors who were not parties to such action, suit or proceeding is not available, or even if available, if a quorum of disinterested directors so


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directs, such determination shall be made by independent legal counsel in a written opinion. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Company.

                  3.3. If the person (including the Board of Directors, independent legal counsel or a court) making the determination hereunder shall determine that Indemnified Person is entitled to indemnification as to some claims, issues or matters involved in the action, suit or proceeding but not as to others, such person shall reasonably prorate the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to which indemnification is sought by Indemnified Person among such claims, issues and matters.

            4.    Limitations on Indemnity  No indemnity pursuant to
                  ------------------------
Section 1 hereof shall be paid by Company:

                  (a) In respect of remuneration paid to Indemnified Person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                  (b) On account of any suit in which judgment is rendered against Indemnified Person for an accounting of profits made from the purchase or sale by Indemnified Person of securities of Company pursuant to the provisions of
                        Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

                  (c) If Indemnified Person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

            5.    Continuation of Indemnity   All agreements and obligations
                  -------------------------
of Company contained herein shall continue during the period Indemnified Person is a director and/or officer of Company (or is or was serving at the request of Company as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnified Person shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnified Person is or was a director and/or officer of Company or serving in any other capacity referred to herein.

            6.    Notice to Company; Defense and Settlement of Claims
                  ---------------------------------------------------

                  6.1. Indemnified Person shall promptly notify Company in writing upon being served with any citation, petition, complaint,


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indictment or other document relating to any proceeding which could give rise to indemnification hereunder. The omission so to notify Company shall not relieve Company from any liability which it may have to Indemnified Person otherwise than under this Agreement.

                  6.2. With respect to any action, suit or proceeding as to which Indemnified Person notifies Company of the commencement thereof:

                        (a) Company will be entitled to participate therein at its own expense.

                        (b) Except as otherwise provided below, to the extent that it may wish, Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnified Person. After notice from Company to Indemnified Person of its election so to assume the defense thereof, Company will not be liable to Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by Indemnified Person in connection with the defense thereof other than as otherwise provided below. Indemnified Person shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from Company of its assumption of the defense thereof shall be at the expense of Indemnified Person unless (i) the employment of counsel by Indemnified Person has been authorized by Company; or (ii) Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Company.

                        (c) Company shall not be liable to indemnify Indemnified Person under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnified Person without Indemnified Person's written consent. Neither Company nor Indemnified Person will reasonably withhold its consent to any proposed settlement.

            7.    Other Rights and Remedies   The indemnification and
                  -------------------------
advance payment of expenses provided by any provision of this


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Agreement shall not be deemed exclusive of any other rights to which
Indemnified Person may be entitled under any provision of the Articles of Incorporation or By-Laws of Company, any agreement, any vote of stockholders or disinterested directors, or otherwise.

            8.    Enforcement
                  -----------

                  8.1. Company expressly confirms that it has entered into this Agreement and assumed the obligations imposed on Company hereby in order to induce Indemnified Person to continue as a director and/or officer of Company, and acknowledges that Indemnified Person is relying upon this Agreement in continuing in such capacity.

                  8.2. In the event Indemnified Person is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Company shall reimburse Indemnified Person for all of Indemnified Person's reasonable fees and expenses in bringing and pursuing such action.

            9.    Notices
                  -------

                  9.1. All notices, requests, demands or other communications hereunder shall be by United States mail, certified or registered, return receipt requested, with postage prepaid, addressed to the intended recipient as follows:

                        (a) If to Indemnified Person, to the address indicated on the signature page hereof; or

                        (b)   If to Company, to:

                              Angelica Corporation
                              424 South Woods Mill Road
                              Chesterfield, Missouri  63017-3406
                              Attn:  President

                  9.2. Either party may change its, his or her address for notices hereunder by giving written notice to the other party in the manner set forth above. Any notice, request, demand or other communication hereunder shall be deemed given on the third business day after it is deposited in the United States mail in the manner set forth above.

            10.   Severability  If any provision or provisions of this
                  ------------
Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves


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invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

            11.   Miscellaneous
                  -------------

                  11.1. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                  11.2. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  11.3. The parties hereto agree that this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Missouri.

                  11.4. This Agreement shall be binding upon Company and its successors and assigns and shall inure to the benefit of Indemnified Person and his or her spouse, heirs, executors and administrators.

                  11.5. In the event Company shall make any payment to or on behalf of Indemnified Person under the terms of this Agreement, whether in satisfaction of any judgment, payment in settlement, reimbursement of expenses, or otherwise, Company shall succeed to, and have by way of subrogation, all of the rights theretofore possessed by Indemnified Person against any other person, firm or corporation for or on account of the lawsuit, claim or matter in respect of which the payment was made, including, without limitation, full subrogation to claim any right Indemnified Person had or may have had against any insurance company providing D & O Insurance to Company, its officers and directors.



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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          ANGELICA CORPORATION


                                          By:-----------------------------
                                             Chairman of the Board
ATTEST


----------------------------
Secretary




                                          --------------------------------
                                          "Indemnified Person"


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